UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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BioCardia, Inc.

(Name of Registrant as Specified In Its Charter)

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AMENDMENT No. 1 TO OUR PROXY STATEMENT

FOR OUR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2017

May 2, 2017

This Amendment No. 1 (the “Amendment”) amends the proxy statement of BioCardia, Inc. (the “Company”) dated April 28, 2017 (the “Proxy Statement”).

This Amendment does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board of Directors of the Company (the “Board”) in relation thereto, which are described in the Proxy Statement. Except as specifically amended by the information contained in this Amendment, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

The sole purpose of this Amendment is to revise Proposal 1 to correctly state that the election of directors to the Board shall be by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, as permitted by the Bylaws, as opposed to the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, as previously stated in the Proxy Statement. The Proxy Statement incorrectly cited to a majority standard instead of a plurality standard in the text. The purpose of this Amendment is to correct the applicable statements contained in the Proxy Statement.

Amendment to Page 2 of the Proxy Statement.

The first bullet point under the heading “How many votes are needed for approval of each proposal?” on Page 2 of the Proxy Statement is amended and restated to read in its entirety as follows:

“Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.”

Amendment to Page 18 of the Proxy Statement.

The paragraph under the heading “Vote Required” on Page 18 of the Proxy Statement is amended and restated to read in its entirety as follows:

“The election of Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.”

Important Information

The Company has filed a definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2017 Annual Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2017 Annual Meeting, as amended and supplemented by this Amendment, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.